Exhibit 99.1

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XM SATELLITE RADIO HOLDINGS INC. ANNOUNCES

FIRST QUARTER 2006 RESULTS; REVENUE DOUBLES OVER PRIOR YEAR

AND SUBCRIBERS GROW TO MORE THAN 6.5 MILLION

Washington, DC, April 27, 2006 – XM Satellite Radio Holdings Inc. (Nasdaq: XMSR) today reported financial and operating results for the first quarter ended March 31, 2006. For the first quarter 2006, XM recorded net subscriber additions of 568,902. XM finished the first quarter 2006 with a total of 6,501,859 subscribers, representing a 72 percent increase over the 3,770,264 subscribers at the end of the first quarter 2005.

“XM delivered solid results on key financial metrics during the first quarter,” said XM President and CEO Hugh Panero. “XM added more than 568,000 new subscribers at efficient subscriber acquisition cost levels. XM is positioned for continued strong growth in 2006 with our outstanding content and the introduction of five new radio models, including our revolutionary XM/MP3 players. With our first quarter subscriber growth, we remain on track to reach nine million subscribers and positive cash flow from operations by year end.”

The company recently priced an $800 million refinancing intended to replace higher interest rate debt with new lower interest rate debt, and is establishing a revolving credit facility with a group of blue-chip investment and commercial banks. These transactions are expected to lower XM’s ongoing interest rates, extend the maturity dates of the company’s debt portfolio, and provide lower cost standby liquidity through the bank revolver.

First Quarter Financial Results

For the first quarter 2006, XM reported revenue of $208 million, an increase of over 100 percent from the $103 million reported in first quarter 2005. The quarterly increase in revenue was driven by significant subscriber growth year over year, and increases in average revenue per subscriber in connection with our price increase implemented in the second quarter of 2005. For the first quarter of 2006, XM’s subscriber acquisition cost (SAC), a component of cost per gross addition (CPGA) was $62 compared to $89 in the fourth quarter of 2005 and $52 in the first quarter of 2005. CPGA was $94 compared to $141 in the fourth quarter of 2005 and $90 in the first quarter of 2005.

XM reported an EBITDA loss of ($83.5) million for the first quarter of 2006, including ($18.4) million in de-leveraging charges, ($12.1) million in stock based compensation expenses, equity in net loss of affiliates of ($8.9) million and other income of $4.6 million compared to an EBITDA loss of ($71.3) million for the first quarter of 2005 which included ($0.3) million in stock based compensation expenses, no de-leveraging charges or

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equity in net loss of affiliates and included $2.0 million in other income. XM’s net loss for the first quarter of 2006 was ($149.2) million compared to a net loss of ($119.9) million in the first quarter of 2005.

XM Prices Refinancing Transactions

On April 21, XM priced $800 million of Senior Unsecured Notes. These transactions are scheduled to close on May 1, subject to customary closing conditions. The purpose of this refinancing is to leverage XM’s improving credit profile to transition to a largely unsecured capital structure while reducing interest rates, lowering the overall cost of capital, extending maturities and increasing financial flexibility.

The offering consisted of $600 million of Senior Unsecured Notes due 2014 with a coupon rate of 9.75 percent and $200 million of Senior Unsecured Floating Rate Notes due 2013 with a coupon of LIBOR plus 450 basis points. The net proceeds will be fully utilized to repurchase or redeem the company’s 14 percent Senior Secured Notes due 2009, the 12 percent Senior Secured Notes due 2010 and the Senior Secured Floating Rate Notes due 2009, and to eliminate $320 million in obligations to General Motors for $237 million. In addition to replacing these 12 and 14 percent notes, floating rate notes, and the GM obligations with sub-10 percent notes, we are establishing a $250 million secured revolving credit facility maturing in 2009 that is scheduled to close concurrent with or shortly after the Notes Offering. The new credit facility, combined with an increase in XM’s General Motors credit facility to $150 million, would provide the company with access to $400 million of available liquidity.

XM’s improved operational performance and new debt structure qualified XM to receive a notch rating upgrade to B3 and B- from Moody’s and S&P, respectively, for our proposed secured revolving credit facility.

XM Introduces Five New Radio Models in the Second Quarter, Including Portable XM/MP3 Players

In the second quarter of 2006, XM is introducing five new radio models, including next-generation portable XM/MP3 players. The Pioneer Inno and Samsung Helix are revolutionary, consumer-friendly devices that combine MP3 music and live satellite radio reception. The slim, portable radios receive live XM content on the go, and they provide the consumer with the flexibility of “time-shifted” playback of XM and MP3 content. Plus, these new radios allow the user to bookmark songs heard on XM for purchase from the XM+Napster web site. Two other new products, the portable Samsung NeXus25 and NeXus50 players, can store up to 25 and 50 hours of content, respectively. The NeXus

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players get live XM reception when connected to a docking station, and offer time-shifted listening and music purchase capability through XM+Napster.

In addition, the new XM AGT Sportscaster is now shipping to retailers. The Sportscaster is a compact plug-and-play satellite radio with special features for sports fans.

XM Syndicates “Opie & Anthony Show” on Terrestrial Radio

This week, XM announced an unprecedented agreement to broadcast XM’s hit “Opie & Anthony Show” on CBS Radio stations in seven major markets. CBS carries a three-hour portion of the “Opie & Anthony Show,” and XM follows the simulcast with an additional two hours of the program exclusive to XM. The full five-hour show airs live and uncut on XM and repeats during the day. This unique agreement provides CBS Radio with proven radio talent, while XM generates syndication revenues and gains valuable marketing and branding across seven CBS Radio stations that reach 40 percent of the U.S. population.

XM’s Second Season of Major League Baseball, New Channels, and Exclusive Sports and Music Programs to Drive XM Subscriber Growth

April: Sports highlights include the opening of Major League Baseball’s second season on XM with live broadcasts of every team, all season long, plus the Stanley Cup play-offs on XM’s NHL play-by-play channels, NBA play-off games on ESPN Radio and the first-ever satellite radio broadcast of The Masters golf tournament.

May: XM to complete expansion of new channel line-up to more than 170 channels, including the most commercial-free music channels in satellite radio, plus the premiere of Bob Dylan’s weekly, one-hour show on Deep Tracks (XM Channel 40) and live coverage of the 90th Indianapolis 500 (XM Channel 145).

June/July: XM to air the FIFA World Cup 2006 soccer tournament in English on the FIFA World Cup channel (XM Channel 148) and in Spanish on XM Deportivo (XM Channel 147), plus the British Open golf tournament on the PGA TOUR Network (XM Channel 146).

September: Oprah Winfrey and XM to launch the exclusive “Oprah & Friends” talk radio channel (XM Channel 156), and XM to broadcast the U.S. Open tennis tournament.

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About XM Satellite Radio

XM (NASDAQ: XMSR) is America’s number one satellite radio company with more than 6.5 million subscribers. Broadcasting live daily from studios in Washington, DC, New York City, the Country Music Hall of Fame in Nashville, Toronto and Montreal, XM’s 2006 lineup includes more than 170 digital channels of choice from coast to coast: the most commercial-free music, premier sports, talk, comedy, children’s and entertainment programming; and the most advanced traffic and weather information.

XM, the leader in satellite-delivered entertainment and data services for the automobile market through partnerships with General Motors, Honda, Toyota, Hyundai, and Nissan is available in more than 130 different vehicle models for 2006. XM’s industry-leading products are available at consumer electronics retailers nationwide. For more information about XM hardware, programming and partnerships, please visit http://www.xmradio.com.

Factors that could cause actual results to differ materially from those in the forward-looking statements in this press release include demand for XM Satellite Radio’s service, the Company’s dependence on technology and third party vendors, its potential need for additional financing, as well as other risks described in XM Satellite Radio Holdings Inc.’s Form 10-K filed with the Securities and Exchange Commission on 03-03-06. Copies of the filing are available upon request from XM Radio’s Investor Relations Department.

XM Media Contact:

Nathaniel Brown

Phone: 212-708-6170

nathaniel.brown@xmradio.com

Chance Patterson

Phone: 202-380-4318

chance.patterson@xmradio.com

XM Investor Contact:

Joe Wilkinson

Phone: 202-380-4008

ir@xmradio.com

XM SATELLITE RADIO HOLDINGS INC.

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

	(in thousands except share and per share amounts)

	Three months ended March 31,
	2006	2005
Revenue:
Subscription	$188,102	$92,981
Activation	3,579	2,024
Merchandise	3,551	3,117
Net ad sales	6,518	3,125
Other	6,216	1,318

Total revenue	207,966	102,565

Operating expenses:
Cost of revenue: (excludes depreciation & amortization, shown below)
Revenue share & royalties	34,276	19,126
Customer care & billing operations	22,369	15,380
Cost of merchandise	7,993	3,087
Ad sales	2,928	2,067
Satellite & terrestrial	12,588	8,710
Broadcast & operations:
Broadcast	5,371	3,576
Operations	8,304	4,827

Total broadcast & operations	13,675	8,403
Programming & content	35,751	17,525

Total cost of revenue	129,580	74,298
Research & development (excludes depreciation and amortization, shown below)	9,524	6,045
General & administrative (excludes depreciation and amortization, shown below)	12,569	7,038
Marketing (excludes depreciation and amortization, shown below):
Retention & support	6,435	4,519
Subsidies & distribution	59,732	48,094
Advertising & marketing	29,666	26,156

Marketing	95,833	78,769
Amortization of GM liability	9,313	9,313

Total marketing	105,146	88,082
Depreciation & amortization	39,882	32,064
Stock-based compensation	12,061	318

Total operating expenses	308,762	207,845

Operating loss	(100,796)	(105,280)
Other income (expense):
Interest income	6,573	4,024
Interest expense	(33,236)	(20,025)
Loss from de-leveraging transactions	(18,380)	—
Equity in net loss of affiliates	(8,884)	—
Other income	4,634	1,958

Net loss before income taxes	(150,089)	(119,323)
Benefit from (provision for) deferred income taxes	868	(579)

Net loss	(149,221)	(119,902)

8.25% Series B preferred stock dividend requirement	(515)	(515)
8.25% Series C preferred stock dividend requirement	(1,634)	(1,634)

Net loss attributable to common stockholders	$(151,370)	$(122,051)

Net loss per common share-basic and diluted	$(0.60)	$(0.58)

Weighted average shares used in computing net loss per common share - basic and diluted	253,213,066	210,823,215

Reconciliation of net loss to EBITDA:
Net loss as reported	$(149,221)	$(119,902)
Add back non-EBITDA items included in net loss:
Interest income	(6,573)	(4,024)
Interest expense	33,236	20,025
Benefit from (provision for) deferred income taxes	(868)	579
Depreciation & amortization	39,882	32,064

EBITDA	$(83,544)	$(71,258)

SELECTED BALANCE SHEET DATA	As of 3/31/2006	As of 12/31/2005
	(Unaudited)

Cash and cash equivalents	$520,820	$710,991
Restricted investments	5,418	5,438
System under construction	232,392	216,527
Property and equipment, net	649,873	673,672
DARS license	141,389	141,276
Equity investments	171,400	187,403
Total assets	2,010,969	2,223,661
Total subscriber deferred revenue	383,178	360,638
Long-term debt, net of current portion	995,165	1,035,584
Total liabilities	1,999,594	2,142,713
Stockholders’ equity	11,375	80,948

XM SATELLITE RADIO HOLDINGS INC.

	Three months ended March 31,
SELECTED OPERATING METRICS	2006	2005
(Unaudited)
EBITDA (in thousands) (1)	$(83,544)	$(71,258)
Subscriber Data:
Net Subscriber Additions (2)	568,902	541,140
Aftermarket, OEM & Other Subscribers (3)	5,894,374	3,307,193
Subscribers in OEM Promotional Periods (4)	548,027	426,300
XM Activated Vehicles with Rental Car Companies (5)	37,184	36,771
Data Services Subscribers (6)	22,274	—

Total Ending Subscribers (3) (4) (5) (6) (7)	6,501,859	3,770,264
Revenue Data (monthly average):
Subscription Revenue per Aftermarket, OEM & Other Subscriber	$10.35	$9.25
Subscription Revenue per Subscriber in OEM Promotional Periods	$6.11	$5.61
Subscription Revenue per XM Activated Vehicle with Rental Car Companies	$8.27	$9.87
Subscription Revenue per Subscriber of Data Services	$29.74	$—
Average Monthly Subscription Revenue per Subscriber (ARPU) (8)	$10.07	$8.84
Net Ad Revenue per Subscriber (9)	$0.35	$0.30
Activation, Equipment and Other Revenue per Subscriber	$0.71	$0.61

Total Revenue per Subscriber	$11.13	$9.75
Expense Data:
Subscriber Acquisition Costs (SAC) (10)	$62	$52
Cost Per Gross Addition (CPGA) (11)	$94	$90

(1)	Net loss before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” EBITDA is not a measure of financial performance under generally accepted accounting principles. Consistent with regulatory requirements, EBITDA includes Loss from de-leveraging transactions and Other income. We believe EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business. Because we have funded and completed the build-out of our system through the raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes this information, provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of EBITDA may not be comparable to similarly titled measures of other companies. EBITDA does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance.
(2)	Total net subscriber additions for the three months ended March 31, 2006, include 303,622 retail (includes data services), 272,024 OEM, and (6,744) rental car net additions.
(3)	Ending subscribers at March 31, 2006 include 1,294,530 family plan subscriptions at a multi-unit rate of $6.99 per radio per month.
(4)	OEM promotional subscribers are subscribers who have either a portion or their entire subscription fee paid for by an OEM for a fixed period following the initial purchase or lease of the vehicle. Currently, at the time of sale, vehicle owners generally receive a three month trial subscription. XM generally receives two months of the three month trial subscription from the vehicle manufacturer. The automated activation program provides activated XM radios on dealer lots for test drives. GM and Honda generally indicate the inclusion of three months free of XM service on the window sticker of XM-enabled vehicles. We measure the success of these programs based on the percentage that elect to continue to receive the XM service and convert to self-paying subscribers after the initial promotion period–we refer to this as the “conversion rate.” The conversion rate for the quarter ended March 31, 2006 is 54 percent and reflects the auto activation program, with all XM-enabled vehicles activated for the promotional period.
(5)	Rental car activity commenced in late June 2003. At March 31, 2006, there were 37,184 XM subscriptions in rental vehicles. At December 31, 2005, there were 43,928 XM subscriptions in rental vehicles. XM receives a negotiated rate for providing the service.
(6)	Data services subscribers are those subscribers that are receiving services that include stand-alone XM WX Satellite Weather service and stand-alone XM Radio Online service. Stand-alone XM WX Satellite Weather service packages range in price from $29.99 to $99.99 per month. Stand-alone XM Radio Online service is $7.99 per month.
(7)	Subscribers are those who are receiving and have agreed to pay for our service, either by credit card or by invoice, including those who are currently in promotional periods paid in part by vehicle manufacturers, as well as XM activated radios in vehicles for which we have a contractual right to receive payment for the use of our service. Radios that are revenue generating are counted individually as subscribers. Promotional periods generally include the period of trial service plus 30 days for the receipt and processing of payments.
(8)	Subscription revenue includes monthly subscription revenues for our satellite audio service and data services, net of any promotions or discounts.
(9)	Net ad sales revenue includes sales of advertisements and program sponsorships on the XM network net of agency commissions.
(10)	SAC is a subset of total CPGA and includes radio manufacturer subsidies, certain sales, activation and installation commissions, and hardware-related promotions. These costs are reported in subsidies & distribution. SAC also includes the negative margin on equipment sales. These expenses are divided by the appropriate per unit gross additions, or units manufactured.
(11)	CPGA includes all costs in SAC, as well as advertising and marketing expenses, divided by gross additions for the period.